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                                             Exhibit 10.1











October 11, 1995





Mr. Donald Muir
Chief Financial Officer
American Power Conversion Corporation
132 Fairgrounds Road
West Kingston, Rhode Island 02892

Dear Don:

Reference is hereby made to the Loan Agreement (the "Agreement") made as of December 30, 1991, by and between Fleet National Bank (the "Bank") and American Power Conversion Corporation (the "Borrower"). Reference is also hereby made to the amendment letter made as of June 22, 1995 by and between the Bank and the Borrower (the "Amendment Letter"). All terms defined therein shall be incorporated by reference herein.

Whereas, Borrower desires to increase the existing unsecured demand line of credit, with the Bank, from $25,000,000 to $50,000,000; and

Whereas, the Bank is willing to reduce the rate of interest charged on outstanding loans advanced pursuant to the existing unsecured demand line of credit, as amended hereby, and

Whereas, the Bank is willing to make such a loan and rate reduction to the Borrower subject to the terms and conditions of this Agreement,

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Bank and the Borrower as follows:

Section 1.1 - The Loan

Section 1.1 of the Loan Agreement, as amended by the Amendment Letter, is amended in its entirety to read as follows:

"Subject to the terms and conditions contained in this Agreement, the Bank, from time to time, will make loans to the Borrower (the "Line of Credit") up to and aggregate principal amount advanced of Fifty Million Dollars
($50,000,000) outstanding, (the "Credit Limit").

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Section 1.2 - The Note

The first sentence of Section 1.2 of the Loan Agreement, as amended by the Amendment Letter, is amended in its entirety to read as follows:

"The Line of Credit will be evidenced by that certain Line of Credit Demand Note of Borrower in the principal amount of Fifty Million Dollars ($50,000,000) of even date herewith
(the "Note").

Section 1.4 (a) - Interest

The third paragraph of Section 1.4 (a) of the Loan
Agreement, as amended by the Amendment Letter, is amended in its entirety to read as follows:

The "Cost of Funds Rate" means the rate of interest per annum which is the sum of (i) the Bank's cost of funds for periods of 7, 14, 30, 60, 90 or 180 days, as applicable, as determined by the Bank, and in effect on the first day of any period for which a Cost of Funds Rate is in effect and
(ii) 0.625%.

In addition, the second (2nd) sentence of Section 1.4(b) of the Loan Agreement, as amended by the Amendment Letter, is hereby amended in its entirety to read as follows:

If the Borrower elects the Cost of Funds Rate, the written election shall specify a period of 7, 14, 30, 60, 90 or 180 days during which the Cost of Funds Rate shall be in effect
(the "applicable period").

The aforementioned amendment to Section 1.4 of the Loan
Agreement shall apply only to loans made after October 11, 1995.

The Line of Credit Demand Note

The Line of Credit Demand Note, as amended by the Amendment
Letter, shall be hereby amended such that all references to a principal amount of Twenty-Five Million dollars
($25,000,000) are hereby amended to read as Fifty Million
Dollars ($50,000,000).

Except as modified hereby, the Borrower confirms, ratifies and restates all of the representations, warranties, covenants and agreements made and set forth in the Loan
Agreement and the Line of Credit Demand Note and any and all other documents executed in connection therewith.

In witness whereof, the parties hereto have caused this amendment to the Loan Agreement to be executed as of the date of this letter agreement.







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Witness:                      Fleet National Bank

/s/ Robert K. Brown           By: /s/ Timothy J. McCormick

                              Date: 10/11/95

/s/ Robert K. Brown           By: /s/ Neil W. Steinberg

                              Date: 10/11/95

                              American Power Conversion Corporation

/s/ Michael J. Ricci          By: /s/ Rodger B. Dowdell, Jr., CEO

                              Date: 10/13/95




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